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BILLIE J. ALLRED
CERTIFIED PUBLIC ACCOUNTANT
                                                                      Suite J-1
                                                          4625 South Ash Avenue
                                                          Tempe, Arizona  85282
                                                            Tel. (602) 820-2092
                                                             Fax (602) 820-4584




April 16, 1996


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

RE:  Alanco Environmental Resources Corporation
     (Commission File Member 0-9347)

I agree with the statements made in paragraph 1 through 3 under item 4 in the Form 8-K report of Alanco Environmental Resources Corporation dated April 16,1996.


/s/Billie J Allred
- ----------------------------------------
Billie J. Allred CPA




cc:  John Haggar